Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35901 on Form S-8 of our reports dated March 14, 2006, relating to the financial statements and financial statement schedules of Amphenol Corporation and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
June 7, 2006